EXHIBIT 24.1
                                                                    ------------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick D. Coleman, William S. Pitofsky and Kari Roberts as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Credit Suisse First Boston Mortgage Securities Corp.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Credit Suisse First Boston Mortgage Securities Corp. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                          TITLE                         DATE
/s/ Patrick D. Coleman*            President and Director        May 29, 2001
----------------------             (Principal Executive
Patrick D. Coleman                 Officer)


/s/ Scott J. Ulm*                  Director and Chairman of      May 29, 2001
----------------------             the Board
Scott J. Ulm


/s/ William S. Pitofsky*           Director and Vice President   May 29, 2001
------------------------
Willian S. Pitofsky


/s/ Carlos Onis*                   Director and Vice President   May 29, 2001
------------------------
Carlos Onis


/s/ Zev Kindler*                   Treasurer (Principal          May 29, 2001
------------------------           Financial Officer)
Zev Kindler


/s/ Thomas Zingalli*
------------------------           Vice President and            May 29, 2001
Thomas Zingalli                    Controller (Principal
                                   Accounting Officer)